UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2016

New Media Insight Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-54718	27-2235001
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

28202 N. 58th Street, Cave Creek, AZ	85331
(Address of principal executive offices)	(Zip Code)

(480) 275-2294

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 2, 2016, New Media Insight Group, Inc. (the “Company”) entered into an investment agreement (the “Investment Agreement”) with Atlanta Capital Partners, LLC (“ACP”), Summit Trading Ltd. (“Summit”) and Leone Group, LLC (“Leone” and collectively with ACP and Summit, the “Investors”). Pursuant to the terms of the Investment Agreement, the Investors agreed to provide funds to the Company on an as needed basis and as requested by the Company, of no more than $50,000. Such funds may be used by the Company for transfer agent, accounting and auditing costs and fees associated with application and approval of quotation on the OTC Pink market. No funds may be used for payments to related parties or for payments to Iconic Holdings, LLC (“Iconic”). Pursuant to the terms of the Investment Agreement, of these funds, $5,000 will be provided upon completion of the audit of the Company’s financial statements for the most recently completed fiscal year, together with receipt by the Company of a final audit report by the auditor.

Each investment will be apportioned pro rata among the Investors and the obligations of each of the Investors under the Investment Agreement are several and not joint. Each investment will be evidenced by a convertible promissory note issued by the Company to the Investor making the investment. Each note will bear interest at a rate of 10% and will convert, at any time, at the Investor’s option, at a conversion rate equal to 50% of the lowest trading price of the Company’s common stock during the five days prior to such notice of conversion.

Effectiveness of the Investment Agreement and the parties’ obligations thereunder are conditioned upon, among other things, entry into subscription agreements relating to the Company Sales (as defined below), execution of the Debt Settlement Agreement (as defined below), and execution of stock purchase agreements relating to the Palethorpe Sales (as defined below). Such additional agreements closed on August 9, 2016.

The foregoing description of the Investment Agreement is a summary only and is qualified in its entirety by reference to the full text of such document, filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure in Item 5.01 of this Current Report on Form 8-K relating to the Company Sales (as defined in Item 5.01 below) is incorporated by reference into this Item 3.02. As of the date of this Current Report on Form 8-K, the Company had a total of 38,899,269 shares of common stock issued and outstanding. The Company claims an exemption from the registration requirements of the Securities Act, for the private placement of the securities that were issued in connection with the Company Sales, pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder because, among other things, the transactions did not involve a public offering, the recipients acquired the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

Item 5.01.	Changes of Control of Registrant.

Effective August 9, 2016, Michael Palethorpe, the Company’s President, Chief Executive Officer, Secretary, Treasurer, sole director and majority stockholder, sold to each of Atlanta Capital Partners, LLC (“Atlanta”), an entity wholly owned by David Kugelman, the Company’s temporary Chief Financial Officer, Leone Group, LLC (“Leone”) and Summit Trading Ltd. (“Summit”) 5,666,666 shares of Company common stock in exchange for payment of $566.67 ($1,700 in the aggregate) to Mr. Palethorpe (collectively, the “Palethorpe Sales”). Each of Atlanta, Leone and Summit used his or its personal funds for such stock purchases. The Palethorpe Sales resulted in a change of control of the Company. As a result of the Palethorpe Sales, each of Atlanta, Leone and Summit owned approximately 18.2% of the Company’s outstanding common stock, based on 31,099,267 shares outstanding.

In addition, effective August 8, 2016:

(i)	Each of Atlanta, Leone and Summit purchased from the Company 933,334 shares in exchange for payment of $934.00 ($2,802 in the aggregate) to the Company (the “KLS Sales”),

(ii)	Iconic Holdings, LLC (“Iconic”) purchased from the Company 1,500,000 shares in exchange for payment of $1,500.00 to the Company (the “Iconic Sale”), and

(iii)	Mr. Palethorpe purchased from the Company 3,500,000 shares valued at $3,500.00 (collectively with the KLS Sales and the Iconic Sale, the “Company Sales”).

After giving effect to the Palethorpe Sales and the Company Sales, there were 38,899,269 shares of Company common stock outstanding and (i) each of Atlanta, Leone and Summit owned 6,600,000 shares of Company common stock, representing approximately 17.0% of the Company’s outstanding common stock, (ii) Iconic owned 1,500,000 shares of Company common stock, representing approximately 3.9% of the Company’s outstanding common stock, and (iii) Mr. Palethorpe owned 3,500,002 shares of Company common stock representing approximately 9.0% of the Company’s outstanding common stock.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 8, 2016, Mr. Palethorpe resigned as Chief Financial Officer of the Company. Mr. Palethorpe retained the titles of President, Chief Executive Officer, Secretary and Treasurer and remained a member of the Company’s board of directors. Mr. Palethorpe agreed to retain his officer positions with the Company for a period not to exceed six months from the closing date of the Palethorpe Sales. Also on August 8, 2016, the Company appointed Kugelman as the Company’s temporary Chief Financial Officer.

On June 2, 2016, the Company entered into a debt settlement agreement (the “Debt Settlement Agreement”) with Mr. Palethorpe, pursuant to which the Company and Mr. Palethorpe agreed to settle certain outstanding debt owed to Mr. Palethorpe by the Company for services previously provided by Mr. Palethorpe to the Company. The Company agreed to (i) pay Mr. Palethorpe $2,800 in cash on the closing date (the “Closing Date”), (ii) pay Mr. Palethorpe $5,000.00 upon the completion of the audit of the Company’s financial statements for the most recently completed fiscal year, together with the receipt by the Company of a final audit report by the auditor, and (iii) issue to Mr. Palethorpe 3,500,000 shares of Company common stock on the Closing Date. The Debt Settlement Agreement was effective as of the closing of the various other agreements herein described on August 8, 2016.

The foregoing description of the Debt Settlement Agreement is a summary only and is qualified in its entirety by reference to the full text of such document, filed herewith as Exhibit 10.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Investment Agreement dated as of June 2, 2016 by and between New Media Insight Group, Inc., Atlanta Capital Partners, LLC, Summit Trading, Ltd. and Leone Group, LLC.
10.2	Debt Settlement Agreement dated as of June 2, 2016 by and between New Media Insight Group, Inc. and Michael Palethorpe.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Media Insight Group, Inc.

Date: August 15, 2016	By:	/s/ Michael Palethorpe
Michael Palethorpe
President, Chief Executive Officer, Secretary and Treasurer